Exhibit 10.25

February 22, 2005

John H. Doe

111 Somewhere Street

Richmond, VA 22222

Dear John:

I am pleased to announce that pursuant to the terms and conditions of the company’s 2000 Stock Incentive Plan (the ‘Plan’), you have been granted Restricted Stock Award for 10,000 shares (the ‘Option’) of stock as outlined below.

Subject to the terms and conditions in the Plan, as amended from time to time and Exhibit A, attached hereto and made a part hereof (together with this letter, the “Agreement”), your award is as follows:

Grant Date:	February 7, 2005
Restricted Shares Granted:	1,000
Expiration Date:	2/7/2012
Vesting Schedule:	Executive Restricted	10% Earnings Growth Contingency

	2,500 on 02/07/2007	2006 vs. 2005 or 2005 vs. 2004

	2,500 on 02/07/2008	2007 vs. 2006 or 2006 vs. 2005

	2,500 on 02/07/2009	2008 vs. 2007 or 2007 vs. 2006

	2,500 on 02/07/2010	2009 vs. 2008 or 2008 vs. 2007

Please indicate your acceptance by executing two (2) original copies of this Agreement and returning one (1) copy by U.S. Mail to Gwynn Noble.

Very truly yours,

Martin L. Vaughan, III
Chairman and Chief Executive Officer

By my signature below, I hereby acknowledge my Consent to Electronic Delivery, receipt of this Option, pursuant to all terms and conditions of the Plan, and electronic receipt of the Plan and Prospectus. I agree to conform to all of the terms and conditions of the Option and the Plan.

Signature:		Date:
John H. Doe

Note: If there are any discrepancies in the name or address shown above, please make the appropriate corrections on this form.

RESTRICTED STOCK AWARDS

FOR NAMED EXECUTIVE OFFICERS

	AWARD DATE	SHARES AWARDED
Martin L. Vaughan, III	2/7/05	10,000

Robert B. Lockhart	2/7/05	6,000

Timothy J. Korman	2/7/05	4,500

John P. McGrath	2/7/05	3,500

Thomas Stiles	2/7/05	3,500